                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                                 P. O. BOX 8985
                        WILMINGTON, DELAWARE 19899-8985

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 28, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of American Indemnity Financial Corporation (the "Company") will be held in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas, at 10:00 a.m. on Monday, April 28, 1997, for the following purposes:

          1. To elect three Class III directors of the Company to hold office for the ensuing three years.

          2. To approve and adopt the Company's 1997 Non-Employee Director Stock Option Plan.

          3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only holders of Common Stock of the Company of record at the close of business on March 14, 1997 will be entitled to notice of and to vote at the meeting.

     Stockholders who do not expect to attend the annual meeting are requested to sign and return the enclosed proxy, for which a return envelope is enclosed.

                                           By Order of the Board of Directors,

                                                 /s/  HELEN K. LOHEC

                                                      Helen K. Lohec
                                                         Secretary

March 27, 1997

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                                 P. O. BOX 8985
                        WILMINGTON, DELAWARE 19899-8985

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement and the enclosed form of proxy are being mailed on or about March 27, 1997, to the record holders of the Common Stock, $3.33 1/3 par value ("Common Stock"), of American Indemnity Financial Corporation (the "Company") on March 14, 1997. The enclosed form of proxy is solicited by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held on April 28, 1997. Any stockholder giving such a proxy may revoke it any time before it is voted by delivering written revocation delivered to either person named as proxy, by voting in person at the annual meeting or by giving a later proxy. Otherwise, if received in time, it will be voted at the meeting.

     Holders of record of Common Stock at the close of business on March 14, 1997, will be entitled to notice of and to vote at the annual meeting. Each outstanding share of Common Stock will be entitled to one vote. On the record date there were outstanding 1,962,410 shares of Common Stock. There are no other voting securities of the Company outstanding.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements, accompanies this Proxy Statement. The annual report does not constitute a part of the proxy soliciting material.

     The Annual Meeting of Stockholders will be held at 10:00 a.m. on Monday, April 28, 1997, in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 14, 1997, (i) the ownership of Common Stock by each person known by management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and
(ii) the number of shares of Common Stock owned by all executive officers and directors of the Company as a group.

                   NAME AND ADDRESS OF                       NUMBER OF SHARES     PERCENT OF
                     BENEFICIAL OWNER                       BENEFICIALLY OWNED      CLASS
                   -------------------                      ------------------    ----------
J. F. Seinsheimer, Jr.(1).................................       576,880            29.4%
  4809 Woodrow
  Galveston, Texas 77551
Irma K. Seinsheimer Trust(2)
  2201 Market Street
  Galveston, Texas 77550
American Finance Company of Galveston(2)..................       471,770            24.0%
United States Securities Corporation
  One American Indemnity Plaza
  Galveston, Texas 77550
J. Fellman Seinsheimer, III(3)............................       578,205            29.5%
  One American Indemnity Plaza
  Galveston, Texas 77550
Dimensional Fund Advisors Inc.(4).........................       118,700             6.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
FMR Corp.(5)..............................................       194,000             9.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Franklin Resources, Inc.(6)...............................       100,000             5.1%
  777 Mariners Island Blvd.
  San Mateo, California 94404
Tweedy, Browne Company L.P.(7)............................       207,360            10.6%
  52 Vanderbilt Avenue
  New York, New York 10017
Executive officers and directors as a group (10
  persons)(8).............................................       670,041            34.1%

---------------

(1) J. F. Seinsheimer, Jr. resigned as a member of the Board of Directors on April 24, 1995 and was named Chairman Emeritus. As of March 14, 1997, Mr. Seinsheimer, Jr. shared voting and dispositive power over 38,095 shares (1.9%) of the Company's Common Stock with his son, J. Fellman Seinsheimer, III, and United States National Bank of Galveston as co-trustees of the Jessie Lee Seinsheimer Trust (the "Seinsheimer Trust"). Mr. Seinsheimer, Jr. is the sole beneficiary under the Seinsheimer Trust until his death, at which time the remainder will be divided among his children. Additionally, pursuant to powers of attorney granted by Mr. Seinsheimer, Jr. to his son,
    J. Fellman Seinsheimer, III, Messrs. Seinsheimer will share voting and dispositive power over the 67,015 shares (3.4%) of the Company's Common Stock owned of record by Mr. Seinsheimer, Jr. Mr. Seinsheimer, Jr., as co-trustee of the Irma K. Seinsheimer Trust, as described further in Note 2 below, may be deemed to be the beneficial owner of an additional 471,770 shares of Common Stock beneficially owned by such trust.

(2) The Irma K. Seinsheimer Trust (the "Family Trust") is the beneficial owner of 471,770 shares of Common Stock. Of the 471,770 shares of Common Stock beneficially owned, 7,675 shares are owned of record and 464,095 shares are owned by two corporations controlled by the Family Trust, namely American Finance Company of Galveston and United States Securities Corporation, that owned of record 289,764 shares (14.8%) and 174,331 shares (8.9%) of the Company's Common Stock, respectively. Mr. Seinsheimer, Jr. and William C. Levin, M.D. (a director of the Company) are co-trustees of the Family Trust and as such have shared voting and dispositive power with respect to the shares controlled by the Family Trust. However, Mr. Seinsheimer, Jr. exercises sole voting and dispositive control over such shares. Dr. Levin exercises no voting or dispositive power over, has no pecuniary interest in and disclaims any beneficial ownership or interest in the shares of Common Stock beneficially owned by the Family Trust.

(3) As of March 14, 1997, J. Fellman Seinsheimer, III owned of record 9,000 shares of the Company's Common Stock, which does not include 270 shares owned of record by his sons, as to which he disclaims any beneficial ownership or interest. Pursuant to the Powers of Attorney granted by J. F. Seinsheimer, Jr. to his son, J. Fellman Seinsheimer, III, the Messrs. Seinsheimer share voting and dispositive power over 67,015 shares (3.4%) of the Company's Common Stock owned of record by J. F. Seinsheimer, Jr. Additionally, J. Fellman Seinsheimer, III, J. F. Seinsheimer, Jr. and United States National Bank of Galveston, as co-trustee of the Seinsheimer Trust, share voting and dispositive power over 38,095 shares (1.9%) of the Company's Common Stock owned by such trust. Additionally, as President of American Finance Company of Galveston and United States Securities Corporation, which corporations owned of record 289,764 shares and 174,331 shares of Common Stock, respectively, J. Fellman Seinsheimer, III has shared voting and dispositive power over an aggregate of 464,095 shares owned by such corporations.

(4) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission and other information provided by Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"). According to such information, as of December 31, 1996, all of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional exercises sole dispositive power with respect to all such shares and sole voting power with respect to 87,000 of such shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, and in the capacity as officers of the Fund and the Trust exercise sole voting power with respect to 16,700 of such shares owned by the Fund and 15,000 of such shares owned by the Trust. The Company has been advised by Dimensional that Dimensional disclaims beneficial ownership of all such shares.

(5) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR"), the parent holding company of Fidelity Management & Research Company, a registered investment advisor ("Fidelity"). According to such Schedule 13G, FMR, Edward C. Johnson 3d, the Chairman and principal stockholder of FMR, Abigail P. Johnson, a director and principal stockholder of FMR, Fidelity and Fidelity Low-Priced Stock Fund, an investment company to which Fidelity acts as investment advisor (the "Fund"), may be deemed to own beneficially, as of December 31, 1996, 194,000 shares of Common Stock. FMR, through its control of Fidelity, Edward
    C. Johnson 3d and the Fund each have the power to dispose of such shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or to direct the voting of such shares, which power resides with the Board of Trustees of the Fund. Fidelity carries out the voting of such shares under written guidelines established by the Board of Trustees of the Fund.

(6) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission by Franklin Resources, Inc. ("FRI"), the parent holding company of certain direct and indirect investment advisory subsidiaries (the "Advisory Subsidiaries"). The Advisory Subsidiaries advise one or more open or closed-end investment companies or other managed accounts which beneficially owned 100,000 shares of Common Stock as of December 31, 1996. The Advisory Subsidiaries are granted sole voting and investment power over such shares by the advisory clients, and, as a result, the Advisory Subsidiaries may be deemed to be the beneficial owner of the 100,000 shares of Common Stock. FRI and Charles B. Johnson and Rupert H. Johnson, Jr., the principal stockholders of FRI, also may be deemed to be the beneficial owner of the 100,000 shares of Common Stock. Each of FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and the Advisory Subsidiaries disclaim beneficial ownership of all such shares.

(7) Based upon information contained in a Schedule 13D filed with the Securities and Exchange Commission and other information provided by Tweedy, Browne Company L.P. ("TBC"). TBC is a registered investment advisor beneficially owning 207,360 shares of Common Stock, of which TBC exercises shared dispositive power and sole voting power with respect to 192,661 such shares. Additionally, certain of the general partners of TBC may be deemed to have sole power to vote certain shares and shared power to direct the disposition of all the shares of Common Stock held in the TBC Accounts.

(8) Based upon information furnished by directors and executive officers. Includes 21,000 shares issuable on exercise of options.

                             ELECTION OF DIRECTORS

     At the meeting, three Class III directors (constituting all of the Class III directors) are to be elected to hold office for terms of three years or until their respective successors shall have been elected and shall qualify. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the three nominees named below for Class III directorships unless authorization is withheld on the proxy. The Board of Directors of the Company do not contemplate that any of the nominees will be unable or unwilling to serve as a director or become unavailable for any reason, but if that should occur before the meeting, each of the proxies received by the Board of Directors which do not withhold authority to vote for directors will be voted for another nominee or nominees to be selected by the Board of Directors.

     The enclosed form of proxy provides a means for stockholders to vote for each of the nominees listed therein or to withhold authority to vote for certain or all of the nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by the Board of Directors. Since the Company's bylaws provide that the directors are elected by a plurality of votes cast, broker non-votes or withholding authority to vote for any of the nominees will have no effect upon the election of directors, unless a vote is cast in person or by means of another proxy. However, all shares represented by proxies that are signed by the holder of record will be counted for purposes of determining the presence of a quorum. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock is necessary to constitute a quorum for the transaction of business at the meeting.

     The following table sets forth information with respect to each person nominated for election as a Class III director and each person whose term of office as a director will continue after the annual meeting. Except for J. Fellman Seinsheimer, III, William C. Levin, M.D. and Harris L. Kempner, Jr., who owned beneficially 29.5%, 2.2% and 1.1%, respectively, of the outstanding shares of Common Stock at March 14, 1997, each nominee and director owned less than 1% of the outstanding shares of Common Stock at such date. The table has been prepared from information obtained from the respective nominees and directors.

                                                                                             Shares of
                                                                                               Common
                                                                                               Stock
                                                                                            Beneficially
                                                                                Served as     Owned on
                                                   Principal                    Director     March 14,
           Name              Age                   Occupation                     Since       1997(1)
           ----              ---   ------------------------------------------   ---------   ------------
                            CLASS III -- NOMINEES FOR TERMS EXPIRING IN 2000
Fred C. Burns..............  59    Managing Partner -- John L. Wortham & Son,     1997          1,000(2)
                                     L.L.P.
Harris L. Kempner,                                                                1991         21,611(4)(5)
  Jr.(3)...................  57    President -- Kempner Capital Management,
                                     Inc.
William C. Levin, M.D......  80    Consultant in Hematology                       1973         43,051(6)
                            CLASS I -- DIRECTORS WHOSE TERMS EXPIRE IN 1998
Henry W. Hope(3)(7)........  56    Partner -- Fulbright & Jaworski L.L.P.         1977          3,479(4)
James W. McFarland,                                                               1994          2,500(9)
  Ph.D(8)..................  51    Dean -- A.B. Freeman School of Business,
                                     Tulane University
Marvin L. West(3)(8).......  68    Management Consultant                          1980          2,053(9)
                            CLASS II -- DIRECTORS WHOSE TERMS EXPIRE IN 1999
Jack T. Currie(7)(10)......  68    Investments                                    1977          6,751(4)
Synott L. McNeel(8)(10)....  73    Investments                                    1973          7,891(2)
J. Fellman Seinsheimer,
  III(7)(10)...............  56    President and Chief Executive Officer of       1973        578,205(11)
                                     the Company

                                                   (Footnotes on following page)

---------------
 (1) Unless otherwise indicated below, each director or nominee has sole voting and investment power with respect to the shares attributed to him.

 (2) Includes 1,000 shares issuable on the exercise of options.

 (3) Member of the Compensation Committee of the Board of Directors.

 (4) Includes 3,000 shares issuable on the exercise of options.

 (5) Includes 18,611 shares held by the H. Kempner Trust, of which Mr. Kempner is a beneficiary, is one of five trustees and shares voting and investment power.

 (6) Includes 3,000 shares issuable upon the exercise of options, but does not include 471,770 shares beneficially owned by the Family Trust, of which Dr. Levin is a co-trustee. See Note (2) under "Principal Stockholders".

 (7) Member of the Nominating and Management Development Committee of the Board of Directors.

 (8) Member of the Audit Committee of the Board of Directors.

 (9) Includes 2,000 shares issuable on the exercise of options.

(10) Member of the Executive Committee of the Board of Directors.

(11) Does not include 270 shares owned of record by his sons, as to which Mr. Seinsheimer disclaims any beneficial ownership or interest. See Notes (1) and (3) under "Principal Stockholders".

     Fred C. Burns joined John L. Wortham & Son in 1963 and was elected Partner in 1970. He became Managing Partner in 1985. Mr. Burns serves as a director of Texas Commerce Bank, The Council of Insurance Agents and Brokers, Assurex Development Corporation and is a registered principal of the National Association of Securities Dealers.

     Jack T. Currie has been engaged in managing personal investments since January 1986. Prior to 1986, he was engaged in the merchant banking and investment banking businesses. Mr. Currie is also a member of the Boards of Directors of American National Growth Fund, American National Income Fund, Triflex Fund, Inc. and Stewart & Stevenson Services, Inc.

     Henry W. Hope has been a partner in the law firm of Fulbright & Jaworski L.L.P. since 1975.

     Harris L. Kempner, Jr. has served as a Trustee of H. Kempner Trust Association of Galveston since 1964 and as President of Kempner Capital Management, Inc. since 1981. He serves on the Boards of Directors of Imperial Holly Corp., TNP Enterprises and Cullen Frost Bankers, Inc.

     William C. Levin, M.D. served as President of the University of Texas Medical Branch at Galveston from 1974 until his retirement in September 1987. He served as the Ashbel Smith Professor at the University until his retirement from that position in September 1992 and now serves as a consultant in hematology.

     James W. McFarland is dean and professor at Tulane University's A.B. Freeman School of Business, positions he has held since 1988. Prior to that time, he was dean of the College of Business Administration at the University of Houston. He is a member of the Boards of Directors of Sizeler Property Investors, Inc. and Stewart Enterprises, Inc. and serves on the Audit and Compensation Committees of both companies. Mr. McFarland also serves on the Executive Committee of Sizeler Property Investors, Inc. In addition, Mr. McFarland is a member of the Board of Directors of Petroleum Helicopters Inc. and serves on the Audit Committee of that company.

     Synott L. McNeel served as Senior Vice President, Secretary and Treasurer of the Company from January 1983 until his retirement on December 31, 1993. Prior to that time he served as Senior Vice President and Treasurer of the Company since 1973.

     J. Fellman Seinsheimer, III has served as President and Chief Executive Officer since July 1992. He served as President and Chief Operating Officer from January 1983 to July 1992, and prior to that time was Executive Vice President and Secretary of both the Company and American Indemnity Company, the Company's principal insurance subsidiary ("American Indemnity").

     Marvin L. West has served as a management consultant since July 1991. From November 1988 until July 1991, Mr. West handled personal investments. Mr. West served as Chairman of the Board and President of Westheimer National Bank from July 1984 until November 1988. In November 1992, Mr. West filed a voluntary petition under Chapter 7 of the Bankruptcy Code in Houston, Texas, and has since been discharged from such proceeding.

     J. Fellman Seinsheimer, III is the son and William C. Levin, M.D. is the brother-in-law of Mr. Seinsheimer, Jr., the principal stockholder of the Company.

     The Company's Board of Directors has an established Executive Committee, Audit Committee, Nominating and Management Development Committee and Compensation Committee. The Executive Committee performs various tasks in the management of the business and affairs of the Company and may exercise all of the powers of the Board of Directors when it is not in session except those reserved by law to the Board. The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits and other review procedures, reviews reports from the independent accountants relating to the annual audits and quarterly reviews, and meets with such independent accountants and the Company's internal auditors and financial personnel to review such reports and the adequacy of the Company's financial controls, accounting principles and policies. The Audit Committee also reviews compliance with the Company's reporting obligations and certain Company policies. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation for the executive officers and directors of the Company and through 1996 for administering the Company's employee stock option plans. A subcommittee of the Compensation Committee will hereafter administer employee stock option plans. The primary function of the Nominating and Management Development Committee is to review management's recommendations for persons to serve as the Company's executive officers and as members of the Board of Directors and committees of the Board of Directors (other than the Nominating and Management Development Committee), together with such other nominees as it may choose to consider, and to recommend to the Board of Directors the persons nominated by the Committee for such positions. The Nominating and Management Development Committee will consider for the annual meeting of stockholders to be held in 1998 nominees for director recommended by stockholders that are submitted in writing, together with adequate information regarding such person's biographical data and qualifications, addressed to the Nominating and Management Development Committee at the address of the Company's principal executive office and received no later than November 28, 1997. The Nominating and Management Development Committee periodically considers executive management development and succession matters.

     During 1996, the Board of Directors held four meetings, the Executive Committee held no meetings, the Audit Committee held four meetings, the Nominating and Management Development Committee held two meetings and the Compensation Committee held one meeting. During 1996, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees on which he served, except Jack T. Currie, who attended 50% of the meetings of the Board and the committees on which he served.

                 PROPOSAL TO APPROVE 1997 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

     Effective January 22, 1997, the Board of Directors of the Company adopted, subject to approval by the stockholders of the Company at their 1997 Annual Meeting, the American Indemnity Financial Corporation 1997 Non-Employee Director Stock Option Plan (the "1997 Director Plan"). The 1997 Director Plan is for the benefit of directors who, at the time of their service are not employees of the Company or any of its subsidiaries, but are persons who have made or are expected to make a significant contribution to the Company or its subsidiaries. Participation by such persons in the 1997 Director Plan will provide additional incentive through an increase in their proprietary interest in the success of the Company, thereby encouraging them in their service to the Company and to continue in their current capacity.

     The following is a summary of the material provisions of the 1997 Director Plan and is qualified in its entirety by reference to the 1997 Director Plan, a copy of which is attached as Appendix A hereto.

ELIGIBILITY AND PARTICIPATION

     The individuals eligible to participate in the 1997 Director Plan are those individuals who are members of the board of directors of the Company or of a subsidiary and who, at the time of service, are not employees of such companies. Currently, there are nine persons eligible to participate in the 1997 Director Plan.

SHARES SUBJECT TO OPTIONS

     The 1997 Director Plan provides for the granting of stock options not exceeding an aggregate of 25,000 shares of Common Stock. If any outstanding options expire or terminate, the shares of Common Stock allocable to the unexercised portions of those options may again be subject to option under the 1997 Director Plan. The number of shares authorized for issuance under the 1997 Director Plan and the number of shares and exercise prices of outstanding options are subject to adjustment in the event of stock splits, stock dividends and similar changes in the Company's capitalization and in the event of a merger, consolidation, acquisition, liquidation, the sale of substantially all assets or similar corporate transactions.

GRANT AND EXERCISE OF OPTIONS

     The selection of non-employee directors to whom options are to be granted, the number of shares subject to an option, the exercise price of an option and the term of an option are specified in the 1997 Director Plan, and the Director Plan Committee (defined below) authorized to administer the Plan has no discretion as to such matters. The price at which shares may be purchased pursuant to an option granted under the 1997 Director Plan is the fair market value of such shares on the date the option is granted as determined by market quotes. If no quotes are available on that date, the fair market value is determined as of the immediately preceding date on which quotes are available.

     The 1997 Director Plan provides for grants of options for specified events to each non-employee director of 1,000 shares of Common Stock, subject to adjustment, (i) on the date such person is newly elected as a non-employee director, and (ii) on January 2, 1998 and every other January 2 thereafter if the individual has previously received an option under the 1997 Director Plan or the 1992 Director Plan. If there are shares available but in insufficient numbers to permit all grants required on a particular date of grant to a class of non-employee directors, then options will be granted in an equal whole number to each non-employee director of the class which will use the maximum shares available without issuing an option in an unequal amount or for a fractional share.

     Each option granted is embodied in a written option agreement which is subject to the terms and conditions of the 1997 Director Plan and any other provisions that the Director Plan Committee deems advisable. Upon the expiration of six months from the date of grant, each option will be exercisable for a term of ten years from the date of grant, subject to an earlier termination as set forth in the plan.

     Options are exercised by the delivery to the Company of a written notice. This notice must be accompanied by the payment of the option price of the shares exercised and the amount necessary to satisfy any resulting withholding tax liability. Subject to certain limitations set forth in the 1997 Director Plan, and in the sole discretion of the Director Plan Committee, payment may be made in shares of Common Stock owned by the optionee.

ADMINISTRATION OF THE 1997 DIRECTOR PLAN

     The 1997 Director Plan is administered by a committee consisting of one or more employees of the Company appointed by the Board of Directors of the Company and is herein referred to as the "Director Plan Committee". The Director Plan Committee is currently comprised of J. Fellman Seinsheimer, III, President, Phillip E. Apgar, Vice President and Chief Financial Officer, and William H. Felts, Jr., Vice President, of the Company.

AMENDMENT OF THE 1997 DIRECTOR PLAN

     The Board of Directors may modify, revise or terminate the 1997 Director Plan at any time. However, without required stockholder approval and except under certain circumstances specified in the 1997 Director Plan, the Board of Directors may not (i) change the aggregate number of shares that may be issued under options; (ii) reduce the option price permitted for the options; (iii) change the class of persons eligible to receive options; (iv) extend the term during which an option may be exercised or the termination date of the 1997 Director Plan; or (v) materially increase any other benefits accruing to the non-employee directors under the 1997 Director Plan. Additionally, the terms of the 1997 Director Plan relating to the number of shares that may be subject to an option, the times at which options are to be granted, and the means by which the option price for the options granted is to be determined may not be amended more than once every six months, other than to comply with certain legal requirements.

DURATION OF THE 1997 DIRECTOR PLAN; REGISTRATION OF SHARES

     The 1997 Director Plan, subject to stockholder approval, will become effective and will be deemed to have been adopted on January 22, 1997. No options will be granted under this plan after January 22, 2007. It is the Company's intention to register the securities covered by the 1997 Director Plan under the Securities Act of 1933, as amended, as soon as practicable after approval by the stockholders.

TRANSFERABILITY; TERMINATION

     Options will not be transferable by the optionee except by will or under the laws of descent and distribution, and will be exercisable only by the optionee during his lifetime. Except as otherwise provided in the 1997 Director Plan, options will normally terminate upon the earlier of the date of the expiration of the option or the severance of the relationship between the Company and the optionee which made the individual eligible to receive an option under the plan, without regard for the reason for severance. However, if the optionee retires in good standing from the Board of Directors of the Company or its subsidiaries, his outstanding options will terminate on the earlier of the date of expiration of the option or one day less than three months after the date of retirement. If the optionee dies while serving on the Board of Directors of the Company or its subsidiaries or during the three month period after retirement in good standing, his outstanding options will terminate on the earlier of the date of expiration of the option or one year following the date of death. After the death of the optionee, his executors, administrators or any person to whom his option may be transferred by will or by the laws of descent and distribution will have the right to exercise the option.

FORFEITURE OF OPTIONS

     The Director Plan Committee may forfeit an optionee's option for dishonest conduct detrimental to the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The optionee is not taxed upon receipt of the option. When the option is exercised, the optionee is taxed at ordinary income rates on the difference between the option price and the fair market value on the date of exercise. The Company receives a deduction for compensation expense for this amount, and there is a withholding requirement on the date of exercise.

1992 DIRECTOR PLAN

     As discussed elsewhere in this Proxy Statement, the Company and its stockholders have previously approved the 1992 Director Plan. Under that plan, options to purchase an aggregate of 22,000 shares were granted to non-employee directors. There are 3,000 additional shares reserved for the 1992 Director Plan which are not subject to options. Upon approval of the 1997 Director Plan by the Company's stockholders, the 1992 Director Plan will terminate and the remaining 3,000 shares will be reclassified as authorized but unissued shares of the Company's Common Stock. All options previously granted under the 1992 Director Plan will continue for the remainder of their respective terms.

VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL

     The Board of Directors of the Company has unanimously adopted the 1997 Director Plan. However, the 1997 Director Plan will not be implemented unless holders of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the annual meeting vote "FOR" the approval of the 1997 Director Plan. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted for the approval of the 1997 Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 1997 DIRECTOR PLAN.

                               EXECUTIVE OFFICERS

     The following table lists the persons currently serving as the executive officers of the Company and who have been nominated for re-election to such positions at the directors' meeting to be held following the Annual Meeting of Stockholders. If elected, the persons named below are expected to serve in the position stated until the next annual meeting of the directors and until their successors are elected and qualified. Both officers have been continually employed by the Company in an executive capacity for the last five years, except Mr. Apgar who was elected to his position with the Company in January 1994. Mr. Apgar is 43 years of age and has been employed with American Indemnity Company in various capacities since April 1974, most recently as Vice President and Controller. Mr. Apgar beneficially owns 3,500 shares of Common Stock, including 3,000 shares issuable upon the exercise of options, which represents less than 1% of the shares of Common Stock outstanding as of March 14, 1997.


                                               SERVED AS
                                                OFFICER
                    NAME                         SINCE            POSITION
                    ----                       ---------          --------
J. Fellman Seinsheimer, III..................     1973     President and Chief Executive
                                                             Officer
Phillip E. Apgar, C.P.A. ....................     1994     Vice President, Treasurer and Chief
                                                             Financial Officer

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company, which is composed of three non-employee directors, is responsible for recommending to the full Board of Directors compensation for the executive officers of the Company. Additionally, the Committee has in the past been responsible for administering and making recommendations regarding the Company's stock option plans other than the non-employee director stock option plan.

COMPENSATION POLICIES

     In determining compensation for the Company's executive officers, the Committee seeks to ensure that the executive officers are effectively compensated in terms that are both internally equitable and externally competitive. Compensation decisions should include consideration of all factors relevant to these decisions, including the performance of the specific officer under consideration, the financial condition and results of operations of the Company, conditions prevailing generally in the Company's industry during the applicable periods and the Company's performance in light of such conditions. Management's recommendations are requested and considered by the Committee.

COMPENSATION PROGRAM CONSIDERATIONS

     In 1996, compensation for the Company's executive officers consisted primarily of base salary and certain other benefits, including contributions to the Company's defined benefit pension plan and to the Company's 401(k) plan. The Committee considered certain of these components as follows.

     Base Salary -- Base salary levels are determined principally on the factors mentioned above, as well as the Company's past compensation practices, compensation practices in the applicable geographic region and by comparison with companies that are similar to the Company. The most important factor in the Committee's determination is the Committee's understanding and perception of how the particular officer performed during the preceding periods under the circumstances as they existed at such times.

     In 1995, the Company commissioned an outside compensation consulting firm to update its previous report on compensation arrangements for the executive officers (the "compensation survey"). This compensation survey illustrated that the executive officers' base salaries were at or below the mid-points of the ranges shown in that survey for their respective positions. The companies used in the compensation survey are not the companies comprising the broader indices utilized in the performance graph.

     In general, base salary levels and increases in these levels reflect the Committee's view of the contribution made by the particular executive officer based on, among other things, the factors listed above. These factors are typically subjective. No quantifiable goals or standards are established, although the compensation survey provides certain benchmarks considered by the Committee for compensation levels. While the profitability of the Company is considered, it is not determinative in setting executive officer compensation. With this background, the Committee recommended increases in base salaries for the executive officers in 1996 that were in keeping with the general increases given to other employees.

     Stock Options -- The Committee believes that stock options provide a valuable incentive to the key employees of the Company, particularly those having substantial responsibility for the future and success of the Company. By providing an opportunity to increase their ownership of Company stock, the interests of the stockholders and those key personnel will become more closely aligned. Stock options provide the option holder with additional incentive to remain in the Company's employ and to bring about greater growth and success of the Company. Options also provide a means to tie compensation more closely to the Company's financial performance to the extent reflected in the price of the Company's Common Stock.

     Following review and consideration of the options previously granted to the executive officers and that are currently outstanding, the Committee determined that no additional options would be granted to executive officers as part of the 1996 compensation review.

     Other Matters -- The Company has various other employee benefit plans and executive officers participate in these on the same terms as eligible, non-executive employees, subject to any legal limits on such participation. These include the Profit Sharing and 401(k) Plan adopted by the Company's subsidiary effective January 1994 and an automobile bonus plan whereby employees are compensated for taxes incurred for personal use of company automobiles.

1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The leading role taken by J. Fellman Seinsheimer, III in bringing about the improved results experienced by the Company in recent years and in handling the many adverse circumstances that arose during 1995 was considered by the Committee in its review. While the Committee does not believe that an executive should realize a windfall for a single good year, the Committee likewise does not believe that a year with unsatisfactory results standing alone should result in a negative action with respect to an executive's compensation. The Committee recognized that during 1995 there were many difficulties encountered such as the extensive weather related losses. The Committee's perception of the performance of the Chief Executive Officer was that such individual performed well under these circumstances. For these reasons, the Committee determined that the Chief Executive Officer should receive the recommended increase in compensation. This increase would continue his compensation at approximately the mid-point of his compensation range based upon the compensation survey update commissioned by the Company.

SUMMARY

     The Committee believes that the annual compensation for the Company's executive officers appropriately reflects the contribution of such officers to the Company and is linked to and reflective of the individual performance and the financial performance of the Company.

                         COMPENSATION COMMITTEE OF THE
                               BOARD OF DIRECTORS

                                 Henry W. Hope
                             Harris L. Kempner, Jr.
                                 Marvin L. West

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harris L. Kempner, Jr., a director of the Company, is Chairman Emeritus of the Board of United States National Bank, which serves as the principal banking institution for the Company. Henry W. Hope, a director of the Company, is a partner in the law firm of Fulbright & Jaworski L.L.P., which serves as corporate and securities counsel to the Company.

SUMMARY OF COMPENSATION

     The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                        ANNUAL COMPENSATION                          (AWARDS)
                                   ------------------------------                  ------------
                                                                       OTHER          SHARES
                                                                       ANNUAL       UNDERLYING       ALL OTHER
                                               SALARY     BONUS     COMPENSATION     OPTIONS       COMPENSATION
                                     YEAR       ($)        ($)         ($)(1)          (#)            ($)(2)
   NAME AND PRINCIPAL POSITION     --------   --------   --------   ------------    ----------     ------------
J. Fellman Seinsheimer, III......    1996      206,400      --         14,254            --            6,192
  President and Chief                1995      199,500      --          6,541            --            8,393
  Executive Officer                  1994      190,000      --          5,308            --            6,321
Phillip E. Apgar, C.P.A..........    1996      113,850      --         12,148            --            3,416
  Vice President, Treasurer          1995      110,000      --          4,355            --            3,300
  and Chief Financial Officer        1994      100,000      --          3,527         3,000            2,500

---------------

(1) Amounts represent tax gross-ups for the lease value and expenses relating to the use of Company automobiles. The dollar value of all other perquisites and personal benefits were less than the lesser of either $50,000 or 10% of the total annual salary and bonus for each named executive officer and therefore have been excluded.

(2) Amounts for 1996 represent matching contributions made by the Company under the Company's 401(k) Plan.

     Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is elected and qualifies.

COMPENSATION OF DIRECTORS

     Directors of the Company who are not employed by the Company or its subsidiaries receive $1,200 for each meeting of the Board of Directors attended by such director and $50 to $200 for each meeting of the Company's subsidiaries' Boards of Directors on which such persons may serve. Committee members serving on established committees of the Board of Directors receive $300 for each meeting attended. Since May 1990, the Company has not paid director or committee fees to persons who also serve as officers of the Company.

     Non-employee directors also receive options every other year to purchase 1,000 shares of the Company's Common Stock pursuant to the 1992 Non-Employee Director Stock Option Plan (the "1992 Director Plan"). See "Option Grants and Exercises". Each option is exercisable for a term of ten years from the date of grant, subject to earlier termination as set forth in the plan. A proposal to continue these option grants to the non-employee directors is presented in this proxy statement for vote by the stockholders at the upcoming annual meeting. See "Proposal to Approve 1997 Non-Employee Director Stock Option Plan".

OPTION GRANTS AND EXERCISES

     The Company currently maintains two plans pursuant to which options to purchase shares of the Company's Common Stock are outstanding or available for future grants.

     In April 1992, the Company's stockholders approved the 1992 Employee Stock Option Plan (the "1992 Option Plan") and the 1992 Director Plan. Options to purchase up to an aggregate of 100,000 shares may be granted under the 1992 Option Plan at no less than the fair market value of the shares of Common Stock on the date of grant for incentive stock options, and no less than 85% of the fair market value of the shares of Common Stock on the date of grant for non-incentive stock options. Under the 1992 Director Plan, 25,000 shares were reserved for the grant of options. The selection of non-employee directors to whom options are to be granted, the number of shares subject to an option, the date of grant, the exercise price and the term of an option are specified in the 1992 Director Plan. In 1994, options to purchase 4,000 shares were granted under the 1992 Option Plan and options to purchase 6,000 shares were granted under the 1992 Director Plan. There were no options granted under either plan in 1995. Options to purchase 8,000 shares were granted under the 1992 Director Plan in 1996 and options to purchase 1,000 shares were granted under the 1992 Director Plan in January 1997. As of March 14, 1997, there were 96,000 shares available for the grant of options under the 1992 Option Plan and 3,000 shares under the 1992 Director Plan.

   AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1996 by each of its executive officers and the value of unexercised in-the-money options at December 31, 1996.

                       OPTION EXERCISES AND OPTION VALUES

                                                            NUMBER OF SHARES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS               IN-THE-MONEY OPTIONS AT
                                SHARES                    AT DECEMBER 31, 1996            DECEMBER 31, 1996
                               ACQUIRED      VALUE     ---------------------------   ---------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
                                  (#)         ($)          (#)            (#)            ($)            ($)
J. Fellman Seinsheimer,
  III.......................       --          --         7,000            --           41,930           --
Phillip E. Apgar, C.P.A. ...       --          --         3,000            --             -0-            --

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the NASDAQ U.S. Market Index and the Dow Jones Property and Casualty Insurance Industry Index for the five years ended December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE NASDAQ U.S. MARKET INDEX AND
          THE DOW JONES PROPERTY AND CASUALTY INSURANCE INDUSTRY INDEX

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

MEASUREMENT PERIOD
(FISCAL YEAR COVERED)                            AIFC            NASDAQ U.S.       DOW JONES P&C
1991                                              100                100                100
1992                                              128                116                122
1993                                              279                134                123
1994                                              220                131                129
1995                                              222                184                182
1996                                              233                227                219

PENSION PLAN

     Effective January 1, 1988, American Indemnity established a noncontributory, retirement plan (the "Plan") carried and funded through a group annuity covering substantially all full-time employees over 21 years of age who have more than one year of service. The Plan was amended January 1, 1992 to comply with the Tax Reform Act that was effective January 1, 1989. Effective January 1, 1996, the Plan was converted to a Cash Balance Plan and the Company contributes for each participant 5% of such person's salary. In addition, the Cash Balance Plan provides for 6% interest per annum on such cash balance. Similar to the pre-1996 Plan, an annuity at retirement, which is based upon stated plan factors, is available as an alternative to the lump sum payment of the cash balance. The following table sets forth estimated cash balances and estimated annuities at an assumed retirement age of 65 and assumed annual salary growth of 4%.

  Projected Cash Balances

                                    SALARY AT JANUARY 1, 1996, OR HIRE DATE IF LATER
                                --------------------------------------------------------
                                $20,000    $40,000    $60,000     $80,000      $100,000
                                --------   --------   --------   ----------   ----------
Age at January 1, 1996, or
  hire date if later
  25..........................  $274,251   $548,502   $822,753   $1,097,004   $1,371,255
  35..........................   125,013    250,026    375,039      500,052      625,065
  45..........................    50,806    101,612    152,418      203,224      254,030
  55..........................    15,532     31,064     46,596       62,128       77,660

  Projected Annual Annuity

                                   SALARY AT JANUARY 1, 1996, OR HIRE DATE IF LATER
                                -------------------------------------------------------
                                $20,000    $40,000    $60,000     $80,000      $100,000
                                -------    -------    -------     --------     --------
Age at January 1, 1996, or
  hire date if later
  25..........................  $25,760    $51,520    $77,280     $103,040     $128,800
  35..........................   11,742     23,484     35,226       46,968       58,710
  45..........................    4,772      9,544     14,316       19,088       23,860
  55..........................    1,459      2,918      4,377        5,836        7,295

     The benefits under the Cash Balance Plan would be supplemented by the benefits, if any, from the Plan as in effect prior to January 1, 1996 and any benefit which was earned under previous plans prior to January 1, 1988. The compensation covered by the Plan includes all salary costs, excluding bonuses, for all employees who have reached the age of 21. Such compensation includes the salaries set forth in the salary column of the Summary Compensation Table. Upon retirement at an assumed retirement age of 65, the estimated annual and lump sum benefit payable under the Cash Balance Plan would be approximately $14,000 and $149,200, respectively, for J. Fellman Seinsheimer, III and approximately $36,000 and $383,000, respectively, for Phillip E. Apgar. Mr. Seinsheimer, III and Mr. Apgar are the only employees of the Company whose annual salaries exceed the range of salaries reflected in the tables above.

KEY EXECUTIVE SEVERANCE AGREEMENTS

     J. Fellman Seinsheimer, III, the President and Chief Executive Officer of the Company and American Indemnity Company ("American Indemnity"), a subsidiary of the Company, and one other key employee of American Indemnity have each entered into a Key Executive Severance Agreement ("Executive Agreement") with the Company and American Indemnity. Each officer's Executive Agreement is effective as of February 7, 1983 and provides that if in the event that a third person or group commences a tender or exchange offer, circulates a proxy to stockholders, or takes other steps to effect a change in control of the Company, such officer will not voluntarily leave the employ of the Company or American Indemnity, as the case may be, and will continue to perform the duties of his office until such time as such third person has abandoned or terminated his efforts to effect a change of control or until a change of control has occurred. In the event that such officer's employment with the Company or any of its subsidiaries terminates for any reason (either voluntary or involuntary, other than as a consequence of his death, disability or willful misconduct) within two years after a change of control of the Company, the Company or American Indemnity, or both, will (i) pay to such officer as compensation for services rendered to the Company and its subsidiaries a lump sum in cash equal to five times the highest aggregate compensation paid or payable to such officer with respect to any 12 consecutive month period during the three years ending with the date of such officer's termination, and (ii) continue to provide such officer, for a period of 15 years from the date of his termination, with such life, accident, medical and long-term disability insurance plans of the Company and its subsidiaries as provided to him prior to the change of control, unless and until he obtains other employment that provides comparable coverage. For purposes of each officer's Executive Agreement, a change of control of the Company will result from the occurrence of either of the following events: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before any of such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. The Executive Agreements also provide that, for a period of one year following any voluntary termination (except one following a change in control of the Company) by an officer who is a party to the agreement, that such officer will not participate in any business which is in competition with the business of the Company and its subsidiaries within a defined geographic area. Except during the pendency of or following a change in control, the Board of Directors may determine that an officer who is a party to an Executive Agreement is no longer a "key executive" of the Company or American Indemnity and thereupon terminate such officer's Executive Agreement. If the terms of the Executive Agreements had been activated during the Company's 1996 fiscal year, the sum which would have been payable to the executive officer named above is $1,032,000. Such payment, if required to be made during 1996, would have had an adverse impact on the 1996 reported results of operations; however, it would not have had an adverse effect on the overall financial condition of the Company.

OTHER TRANSACTIONS

     Harris L. Kempner, Jr., a director of the Company, is Chairman Emeritus of the Board of United States National Bank, which serves as the principal banking institution for the Company.

     Henry W. Hope, a director of the Company, is a partner in the law firm of Fulbright & Jaworski L.L.P., which serves as corporate and securities counsel to the Company.

     Eugene Hornstein, in his capacity as First Vice President of American Indemnity, received compensation from such company in the amount of $88,100 as a base salary, $2,635 in matching contributions made by the Company under the Company's 401(k) Plan and $9,812 included as earnings in connection with the use of Company automobiles for the fiscal year ending December 31, 1996. Mr. Hornstein is the son-in-law of William C. Levin, M.D., a director of the Company.

     See Notes (1) and (3) under "Principal Stockholders" for information concerning J. Fellman Seinsheimer, III's shared power to vote and dispose of shares of Common Stock owned of record by his father, Mr. Seinsheimer, Jr., and shares of Common Stock held by the Seinsheimer Trust.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Deloitte & Touche LLP, or a predecessor of such firm, has been auditing the accounts of the Company since its inception and has been selected as the Company's independent accountants for the current year. A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and will be permitted to make a statement if such representative desires to do so.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file Form 3, Form 4 and Form 5 reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge and except as set forth below, based solely on a review of Forms 3 and 4, and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, all Section 16(a) filing requirements were complied with. Form 4s with respect to two transactions for William C. Levin, M.D. and one transaction for J. Fellman Seinsheimer, Jr. were not timely filed. Such transactions relate to dispositions of shares deemed beneficially owned by such persons. Form 4s for each person were sent by certified mail prior to the filing deadline for such forms, but were not received by the Securities and Exchange Commission until after such date.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1998 must be received by the Company at P.O. Box 8985, Wilmington, Delaware 19899-8985, no later than November 28, 1997, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                    GENERAL

     Management of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the meeting, except those set forth in the attached Notice of Annual Meeting of Stockholders. However, if any other matter should properly come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote such proxy in accordance with their best judgment on such matters.

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of mails, certain directors, officers and employees may solicit the return of proxies by telephone, telegram or personal interviews. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of shares of the Common Stock, and upon request, they will be reimbursed by the Company for postage and clerical expenses.

                                                       HELEN K. LOHEC
                                                         Secretary

March 27, 1997

                                                                      APPENDIX A

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. PURPOSE. The 1997 Non-Employee Director Stock Option Plan (the "Plan") of American Indemnity Financial Corporation, a Delaware corporation (the "Company"), is for the benefit of members of the boards of directors of the Company and its subsidiaries who, at the time of their service, are not employees of the Company or its subsidiaries ("Non-Employee Directors"), but are persons who have made or are expected to make a significant contribution to the continued growth of the Company or its subsidiaries by providing them with an additional incentive through an increase in their proprietary interest in the success of the Company -- thereby encouraging them to continue in their present capacity.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") to be appointed by the board of directors of the Company (the "Board of Directors"). The Committee shall consist of one or more members who are employees of the Company and who have not been eligible to participate under the Plan for a period of at least one year prior to being appointed to the Committee. The Board of Directors of the Company shall have the power from time to time to add or remove members of the Committee, and to fill vacancies arising for any reason. The Committee shall designate a chairman from among its members, who shall preside at all of its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at any time and place as it shall choose. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. The Committee shall have no discretion in the selection of Non-Employee Directors to whom Options are to be granted, the number of shares subject to an Option, the exercise price of the Option and the term of the Option. All other questions of interpretation and application of the Plan, or as to options granted under it (the "Options"), shall be subject to the determination of a majority of the Committee. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review.

     3. OPTION SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $3.33 1/3 par value (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 25,000 shares. The class and aggregate number of shares which may be subject to the Options granted under this Plan shall be subject to adjustment under Section 16. The shares may be treasury shares or authorized but unissued shares.

     In the event that an outstanding Option shall expire or terminate for any reason, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

     4. GRANT OF OPTIONS. During the term of this Plan if there is a sufficient number of shares of Common Stock available, there shall be granted an Option for 1,000 shares of Common Stock: (a) to each individual who is newly elected as a Non-Employee Director on the day of his initial election and (b) to each Non-Employee Director who has previously received an Option under this Plan or the American Indemnity Financial Corporation 1992 Non-Employee Director Stock Option Plan on January 2, 1998, and every other January 2 thereafter if it is a business day, or if it is not, then on the next business day if the individual is a Non-Employee Director on that date. If the aggregate shares authorized for this Plan become subject to an adjustment under Section 16, then the number of shares which is the subject of each grant after that date will be subject to the same adjustment. If there are shares available but in insufficient numbers to permit all grants required on a particular date of grant to a class of Non-Employee Directors, then options shall be granted in an equal whole number to each Non-Employee Director of the class which will use the maximum shares available without issuing an Option in an unequal amount or for a fractional share.

     5. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be those individuals who are a member of the board of directors of the Company or of a subsidiary who, at the time of service, are not employees of any of them. No individual shall be eligible to receive an Option under the Plan while that individual is a member of the Committee.

     6. OPTION PRICE. The price at which shares may be purchased pursuant to an Option granted under this Plan (the "Option Price") shall be its fair market value on the date the Option is granted. The fair market value of a share of Common Stock shall be the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing if the Common Stock is not listed on a national securities exchange. If no closing price or quotes are reported on that date, the fair market value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the next preceding date that a share of Common Stock is reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on that date as reported in the NASDAQ listing if the Common Stock is not listed on a national securities exchange.

     7. DURATION OF OPTIONS. Each Option granted shall be exercisable for a period of 10 years commencing from the date the Option is granted.

     8. AMOUNT EXERCISABLE. Each Option granted may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, after the expiration of six months following the date of grant.

     9. EXERCISE OF OPTIONS. An optionee may exercise an Option by delivering to the Company a written notice stating (a) that he wishes to exercise the Option on the date the notice is delivered, (b) the number of shares of stock with respect to which the Option is to be exercised, (c) the address to which the certificate representing the shares are to be mailed, and (d) his social security number. In order to be effective, written notice shall be accompanied by payment of the Option Price of the shares and payment of any amount necessary to satisfy any withholding tax liability that may result from the exercise of the Option.

     Normally, each payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States currency.

     However, if, at the time of receipt by the Company of the notice, (a) the Company has unrestricted surplus in an amount not less than the Option Price of the shares, (b) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company, if any, have been fully paid, (c) the acquisition by the Company of its own shares of stock for the purpose of enabling the optionee to exercise the Option is permitted by applicable law and without any vote or consent of any stockholder of the Company, and (d) there has been adopted a resolution of the Board of Directors, which remains effective, authorizing the acquisition by the Company of its own shares for that purpose, then the optionee may deliver to the Company, in payment of the Option Price of the shares with respect to which the Option is exercised, certificates registered in the name the optionee that represent a number of shares of stock legally and beneficially owned by him (free of all liens, claims and encumbrances of every kind) and having a fair market value on the date of receipt by the Company of the notice that is not greater than the Option Price of the shares with respect to which the Option is to be exercised. The certificates must be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, with the signature guaranteed by a national banking association (or, in lieu of certificates, other arrangements for the transfer of those shares to the Company which are satisfactory to the Company). If the Option Price of the shares with respect to which the Option is to be exercised exceeds the fair market value, the optionee must also deliver a cashier's check drawn on a national banking association and payable to the order of the

Company in an amount, in United States currency, equal to the amount of the excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of the Option.

     In any event, the Committee, in its sole discretion, may refuse to accept shares in payment of the Option Price of the shares with respect to which the Option is to be exercised. In that event, any certificates representing shares that were received by the Company with the notice shall be returned to the optionee, together with a notice by the Company to the optionee of the refusal of the Committee to accept the shares. If, at the expiration of seven business days after the delivery to the optionee of the notice, the optionee has not delivered to the Company a cashier's check drawn on a national banking association, payable to the order of the Company, in an amount in United States currency, equal to the amount for which the shares were to have been payment, the notice from the optionee to the Company shall be ineffective to exercise the Option.

     The Company, with the approval of the Board of Directors may, at the request of the optionee, retain shares of Common Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of the Option. The shares shall be valued for this purpose at their fair market value on the date of the exercise of the Option.

     As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which the Option has been exercised less any shares retained to pay any withholding tax, issued in the optionee's name. Delivery shall be deemed effected when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified under this Section.

     10. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee except by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

     11. TERMINATION OF POSITION OR DEATH OF OPTIONEE. Except as may be otherwise expressly set out in this Plan, Options shall normally terminate on the earlier of the date of the expiration of the Option or upon severance of that relationship between the Company and the optionee which made the individual eligible to receive an Option under this Plan, without regard for the reason for severance. But, if before the expiration of the Option, the optionee shall be retired in good standing from the board of directors of the Company or its subsidiaries, the Option shall terminate on the earlier of the date of expiration of the Option or one day less than three months after the date of retirement. In addition, if the optionee shall die while serving upon the board of directors of the Company or its subsidiaries or during the three month period after retirement in good standing and before the date of expiration of the Option, the Option shall terminate on the earlier of the date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to its termination, to exercise the Option to the extent the optionee could have exercised it had he lived and remained on the board of directors of the Company or its subsidiaries.

     12. FORFEITURES. Notwithstanding any other provision of this Plan, if the Committee finds by a majority vote, that the optionee, before or after termination of his capacity as a Non-Employee Director of the Company or any subsidiary corporation (as used in this Section, the "Company and (or) its Affiliates"), committed fraud, embezzlement, theft, commission of felony, or proven dishonesty in the course of his advisory relationship to the Company and its Affiliates which conduct damaged the Company or its Affiliates, or for disclosing trade secrets of the Company or its Affiliates, then any outstanding options which have not been exercised by optionee shall be forfeited. The decision of the Committee will be final. In order to provide the Company with an opportunity to enforce this Section, an Option may not be exercised if the Committee notifies the stock transfer agent that a forbidden action has been raised for its determination, until it has made a decision favorable to the optionee.

     13. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Company or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject to an Option, that Option shall not be exercised in whole or in part unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Company. Any determination in this connection by the Committee shall be final. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act or other applicable state or federal securities laws or regulations:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for a sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered by this Plan under the Act (as now in effect or as later amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing those shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares under the Option to comply with any law or regulation or any governmental authority.

     14. NO RIGHTS AS STOCKHOLDER. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date a stock certificate is issued for the shares. Except as provided in Section 16, no adjustment for dividends or other matters shall be made if the record date is prior to the date the certificate is issued.

     15. NO OBLIGATION TO RETAIN OPTIONEE. The granting of any Option shall not impose upon the Company or any of its subsidiaries any obligation to retain or continue to retain any optionee in his capacity as a Non-Employee Director. The right of the Company, the directors or the stockholders of the Company or of any subsidiary of the Company to terminate any optionee shall not be diminished or affected by reason of the fact that one or more Options have been or will be granted to him.

     16. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options under this Plan shall be appropriately adjusted in a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of stock then reserved for the number and class or classes of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

     If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause

(c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which the Option may be exercised; (b) the Board of Directors may waive any limitations set out in or imposed pursuant to this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (c) all outstanding Options may be canceled by the Board of Directors as of the effective date of any the merger, consolidation, liquidation, sale or other disposition.

     Except as expressly provided before in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for shares, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of it shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     17. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. However, without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of this Plan; (b) reduce the Option Price permitted for options; (c) change the class of persons eligible to receive options; (d) extend the term during which an Option may be exercised or the termination date of the Plan; or (e) materially increase any other benefits accruing to the Non-Employee Directors under the Plan or materially modify the requirements as to eligibility for participation in the Plan unless the Board of Directors shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required by law or the applicable rules and regulations of, or any agreement with, any national security exchange on which the Common Stock is listed or if the Common Stock is not listed, the rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc., or in order to make available to the optionee with respect to any Option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934 or any similar or successor rule. In addition, the terms of the Plan relating to the number of shares that may be subject to an Option, the times at which Options are to be granted, and the means by which the Option Price for the Options granted is to be determined shall not be amended more than once every six months, other than to comport with the changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act or the rules under either of those laws. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of the amendment, modification or revision. In the event this Plan is terminated by action of the Board of Directors, all Options outstanding under this Plan may also be terminated by such action.

     18. WRITTEN AGREEMENT. Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable if they do not conflict with the terms of this Plan.

     19. INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS. The Company will, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted under it by reason of the fact that that person is or was at any time a director of the

Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorneys' fees) actually incurred by that person in connection with the action, suit or proceeding. This right of indemnification will inure to the benefit of the heirs, executors and administrators of each person to be protected and is in addition to all other rights to which that person may be entitled by virtue of the certificate of incorporation or by-laws of the Company or as a matter of law, contract or otherwise. Nothing in this Section shall be construed to limit or otherwise affect any right to indemnification, or payment of expenses, or any provisions limiting the liability of any officer or director or any member of the Committee, provided by law, the certificate of incorporation or by-laws of the Company or otherwise.

     20. EFFECTIVE DATE OF PLAN. The Plan shall become effective and shall be deemed to have been adopted on January 22, 1997, if at the first annual meeting of the stockholders of the Company following such date it is approved by the holders of at least a majority of the outstanding shares of voting stock of the Company voting in person or by proxy, or if the provisions of the certificate of incorporation, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, the approval by the holders of that percentage at such annual meeting of stockholders. No Options shall be granted pursuant to the Plan after January 22, 2007.

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
              P.O. BOX 8985   o   WILMINGTON, DELAWARE 19899-8985
     THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                       OF STOCKHOLDERS ON APRIL 28, 1997

        THE UNDERSIGNED hereby appoints J. Fellman Seinsheimer, III and Phillip
E. Apgar, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for the Annual Meeting of Stockholders of American Indemnity Financial Corporation to be held at 10:00 a.m. on Monday, April 28, 1997, in the Board of Directors Room of the United States National Bank of Galveston, 2201 Market Street, Galveston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of Common Stock of the Company held of record by the undersigned on the record date for such meeting.

        (1) [ ] FOR the election (except as indicated to the contrary below) of Fred C. Burns, Harris L. Kempner, Jr. and William C. Levin, M.D. as Class III directors. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

            ___________________________________________________________________

            [ ] Authority is hereby WITHHELD to vote for each of the nominees listed above.

        (2) Proposal to approve and adopt the Company's 1997 Non-Employee Director Stock Option Plan.
                  [ ] FOR             [ ] AGAINST           [ ] ABSTAIN

        (3) [ ] In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

        Each of the above matters are more particularly described in the accompanying Proxy Statement dated March 27, 1997, relating to such meeting.

                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

        THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AND FOR THE APPROVAL OF THE PROPOSALS LISTED.

        AS NOTED IN THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IF ANY OF THE LISTED NOMINEES BECOMES UNAVAILABLE FOR ANY REASON AND AUTHORITY TO VOTE FOR ELECTION OF DIRECTORS IS NOT WITHHELD, THIS PROXY WILL BE VOTED FOR ANOTHER NOMINEE, OR OTHER NOMINEES, TO BE SELECTED BY THE BOARD OF DIRECTORS.

                                            Dated _______________________. 1997

                                            ___________________________________

                                            ___________________________________
                                               (Signature of Stockholder(s)

                                            Your signature should correspond
                                            with your name as it appears hereon.
                                            Joint owners should each sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please set forth your full title as
                                            it appears hereon.

                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.